EXHIBIT 25.1

                                    FORM T-1
===============================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549
                               __________________

                            STATEMENT OF ELIGIBILITY
                    UNDER THE TRUST INDENTURE ACT OF 1939 OF
                   A CORPORATION DESIGNATED TO ACT AS TRUSTEE
                               __________________

                      CHECK IF AN APPLICATION TO DETERMINE
                      ELIGIBILITY OF A TRUSTEE PURSUANT TO
                           SECTION 305(b)(2) _______
                               __________________

                    UNITED STATES TRUST COMPANY OF NEW YORK
              (Exact name of trustee as specified in its charter)

           New York                                     13-3818954
(Jurisdiction of incorporation                       (I.R.S. employer
 if not a U.S. national bank)                       identification No.)

     114 West 47th Street                               10036-1532
         New York, NY                                   (Zip Code)
    (Address of principal
      executive offices)
                               __________________

                            PAGEMART WIRELESS, INC.
              (Exact name of obligor as specified in its charter)

           Delaware                                     75-2575229
(State or other jurisdiction of                      (I.R.S. employer
 incorporation or organization)                     identification No.)

      3333 Lee Parkway
          Suite 100
         Dallas, TX                                       75219
   (Address of principal                                (Zip Code)
     executive offices)
                               __________________

          11-1/4% Senior Subordinated Discount Exchange Notes due 2008
                      (Title of the indenture securities)

                 ==============================================


                                    GENERAL

1.      General Information
        -------------------

        Furnish the following information as to the trustee:

        (a) Name and address of each examining or supervising authority to which it is subject.

             Federal Reserve Bank of New York (2nd District), New York, New York
                (Board of Governors of the Federal Reserve System)
             Federal Deposit Insurance Corporation, Washington, D.C.
             New York State Banking Department, Albany, New York

        (b)  Whether it is authorized to exercise corporate trust powers.

             The trustee is authorized to exercise corporate trust powers.

2.      Affiliations with the Obligor
        -----------------------------

        If the obligor is an affiliate of the trustee, describe each such affiliation.

                None

3, 4, 5, 6, 7, 8, 9, 10, 11, 12, 13, 14 and 15:

        Pagemart Wireless, Inc. currently is not in default under any of its outstanding securities for which United States Trust Company of New York is Trustee. Accordingly, responses to Items 3, 4, 5, 6, 7, 8, 9, 10, 11, 12, 13, 14 and 15 of Form T-1 are not required under General Instruction B.


16.     List of Exhibits
        ----------------

        T-1.1   --      Organization Certificate, as amended, issued by the
                        State of New York Banking Department to transact business as a Trust Company, is incorporated by reference to Exhibit T-1.1 to Form T-1 filed on September 15, 1995 with the Commission pursuant to the Trust Indenture Act of 1939, as amended by the Trust
                        Indenture Reform Act of 1990 (Registration No.
                        33-97056).

        T-1.2   --      Included in Exhibit T-1.1.

        T-1.3   --      Included in Exhibit T-1.1.

        T-1.4   --      The By-Laws of United States Trust Company of New York,
                        as amended, is incorporated by reference to Exhibit
                        T-1.4 to Form T-1 filed on September 15, 1995 with the
                        Commission pursuant to the Trust Indenture Act of 1939, as amended by the Trust Indenture Reform Act of 1990
                        (Registration No. 33-97056).

        T-1.6   --      The consent of the trustee required by Section 321(b) of
                        the Trust Indenture Act of 1939, as amended by the Trust
                        Indenture Reform Act of 1990.

        T-1.7   --      A copy of the latest report of condition of the trustee
                        pursuant to law or the requirements of its supervising or examining authority.

NOTE
----

As of May 7, 1998, the trustee had 2,999,020 shares of Common Stock outstanding, all of which are owned by its parent company, U.S. Trust Corporation. The term "trustee" in Item 2, refers to each of United States Trust Company of New York and its parent company, U. S. Trust Corporation.

In answering Item 2 in this statement of eligibility as to matters peculiarly within the knowledge of the obligor or its directors, the trustee has relied upon information furnished to it by the obligor and will rely on information to be furnished by the obligor and the trustee disclaims responsibility for the accuracy or completeness of such information.

                               __________________

Pursuant to the requirements of the Trust Indenture Act of 1939, the trustee, United States Trust Company of New York, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of New York, and State of New York, on the 7th day of May, 1998.

UNITED STATES TRUST COMPANY
OF NEW YORK, Trustee

By:__________________________________
   John Guiliano
   Vice President


                                                                   Exhibit T-1.6
                                                                   -------------

       The consent of the trustee required by Section 321(b) of the Act.

                    United States Trust Company of New York
                              114 West 47th Street
                              New York, NY  10036


January 7, 1997

Securities and Exchange Commission
450 5th Street, N.W.
Washington, DC  20549

Gentlemen:

Pursuant to the provisions of Section 321(b) of the Trust Indenture Act of 1939, as amended by the Trust Indenture Reform Act of 1990, and subject to the limitations set forth therein, United States Trust Company of New York ("U.S. Trust") hereby consents that reports of examinations of U.S. Trust by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon request therefor.

Very truly yours,

UNITED STATES TRUST COMPANY
OF NEW YORK



By: /s/Gerard F. Ganey
    -------------------------------------
    Gerard F. Ganey
    Senior Vice President


                                                                   EXHIBIT T-1.7
                                                                   -------------

                    UNITED STATES TRUST COMPANY OF NEW YORK
                      CONSOLIDATED STATEMENT OF CONDITION
                                 MARCH 31, 1998
                                 --------------
                                ($ IN THOUSANDS)

ASSETS
------
Cash and Due from Banks                                     $  303,692

Short-Term Investments                                         325,044

Securities, Available for Sale                                 650,954

Loans                                                        1,717,101
Less:  Allowance for Credit Losses                              16,546
                                                            ----------
    Net Loans                                                1,700,555
Premises and Equipment                                          58,868
Other Assets                                                   120,865
                                                            ----------
    Total Assets                                            $3,159,978
                                                            ==========

LIABILITIES
-----------
Deposits:
Non-Interest Bearing                                        $  602,769
Interest Bearing                                             1,955,571
                                                            ----------
   Total Deposits                                            2,558,340

Short-Term Credit Facilities                                   293,185
Accounts Payable and Accrued Liabilities                       136,396
                                                            ----------
   Total Liabilities                                        $2,987,921
                                                            ==========

STOCKHOLDER'S EQUITY
--------------------
Common Stock                                                    14,995
Capital Surplus                                                 49,541
Retained Earnings                                              105,214
Unrealized Gains on Securities
   Available for Sale (Net of Taxes)                             2,307
                                                            ----------

Total Stockholder's Equity                                     172,057
                                                            ----------
   Total Liabilities and
   Stockholder's Equity                                     $3,159,978
                                                            ==========

I, Richard E. Brinkmann, Senior Vice President & Comptroller of the named bank do hereby declare that this Statement of Condition has been prepared in conformance with the instructions issued by the appropriate regulatory authority and is true to the best of my knowledge and belief.

Richard E. Brinkmann, SVP & Controller

May 6, 1998